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TAMBRANDS INC.
FORM 10-K
PART IV, ITEM 14., EXHIBIT 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(UNAUDITED)

The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated.

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
                                                                                  Year Ended
(in thousands, except ratios)                                                     December 31,
                                                               ------------------------------------------------
                                                                 1995      1994      1993      1992      1991
                                                                 ----      ----      ----      ----      ----
Earnings:
  Income before income taxes                                   $139,335  $141,751  $118,652  $191,863  $131,825
  Fixed charges                                                  10,866     9,054     6,549     6,470     4,929
                                                               ------------------------------------------------
    EARNINGS                                                   $150,201  $150,805  $125,201  $198,333  $136,754
                                                               ================================================
Fixed charges:
  Interest portion of operating
    lease expense:
      Operating lease expense                                    $5,029    $4,270    $5,027    $4,031    $4,204
      Assumed interest factor                                      0.33      0.33      0.33      0.33      0.33
                                                               ------------------------------------------------
        Interest portion of operating
          lease expense                                           1,660     1,409     1,659     1,330     1,387
  Interest expense                                                9,206     7,645     4,890     5,140     3,542
                                                               ------------------------------------------------
    FIXED CHARGES                                               $10,866    $9,054    $6,549    $6,470    $4,929
                                                               ================================================

RATIO OF EARNINGS TO FIXED CHARGES                                 13.8      16.7      19.1      30.7      27.7
                                                               ================================================

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